Exhibit 3

Joint Filing Agreement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

SIGNATURES

Dated: September 25, 2018	FIRMENICH INCORPORATED

	By:	/s/ Douglas J. Lucht
	Name:	Douglas J. Lucht
	Title:	VP Finance and Administration

Dated: September 25, 2018	SENTRY MERGER SUB, INC.

	By:	/s/ Douglas J. Lucht
	Name:	Douglas J. Lucht
	Title:	Vice President

Dated: September 25, 2018	FIRMENICH INTERNATIONAL, SA

	By:	/s/ Jane Sinclair
	Name:	Jane Sinclair
	Title:	General Counsel and Secretary to the Board of Directors